Exhibit 99.1

Flux Power Reports Record Third Quarter Revenue

Vista, CA – May 12, 2020 ———— Flux Power Holdings, Inc. (OTCQB: FLUX), a developer of advanced lithium-ion batteries for commercial and industrial equipment including electric forklifts and airport ground support equipment (GSE), today reported results for its fiscal year 2020 third quarter ended March 31, 2020 (Q3 ‘20).

Highlights:

●	Q3 ’20 revenue increased 188% to $5.1M reflecting the continuation of strong growth from the rollout of a full product line of packs for forklifts, along with increased unit volume and a higher percentage of larger packs.

●	Q3 ’20 gross margins improved to 12.8% driven by Flux Power’s gross margin initiative, along with higher margins from larger packs.

●	Despite COVID-19 impact, order backlog totaled $6.5M at the end of Q3 ’20, with only minor deferrals of orders during this period.

●	Flux Power deemed an essential business consistent with announcements by Forklift OEMs and related supply chain, who support the logistics industry, critical to delivering food and supplies during the COVID-19 crisis.

“To achieve record revenue in Q3 ’20, in spite of the COVID-19 environment and our implementation of a range of measures to ensure the safety and health of our staff and business, is a testament to the strength and resilience of our team,” commented Flux Power CEO Ron Dutt. “Our relationships with customers and supply chain remain strong, reflecting the continued demands for material handling nation-wide.”

FY 2020

●	Flux Power anticipates continued momentum for Q4 ’20 and the remainder of this calendar year. While there is unprecedented uncertainty with the economy, Flux Power is experiencing only limited order deferrals from segments such as airport ground support equipment.

●	Flux Power’s gross profit margin improvement program is gaining traction as Flux Power begins to implement a series of clearly defined activities to advance technology, design, production and purchasing efficiencies.

Q3 FY 2020 Operating Results:

Q3 ’20 revenue increased 188% to $5.1M compared to $1.8M in Q3 ’19. As the customer base increases, Flux Power anticipates seeing a smoother, more stable, growth trajectory based on increasing customers and orders.

Q3 ’20 gross profit improved to $649,000 compared to $61,000 in Q3 ’19, principally reflecting higher sales volumes, vendor pricing improvement from increased volumes, and early impact of the Flux Power’s gross margin improvement program.

Selling and administrative expenses increased to $2.6M in Q3 ’20 from $2.4M in Q3 ’19, principally reflecting increased staffing to support expanded operations and growth. Research & development expenses increased to $1.5M in Q3 ’20, compared to $1.4M in Q3 ’19 as Flux Power progressed development of higher capacity battery packs for larger equipment.

Interest expenses increased by $413,000 to $503,000 in Q3 ’20 reflecting short term borrowings to provide working capital for growth.

Flux Power’s Q3 ’20 net loss increased to $4.0M from a loss of $3.8M in Q3 ’19, principally reflecting higher operating costs and interest expenses, partially offset by the improvement in gross profit.

At March 31, 2020, borrowings under Flux Power’s $12.0M Short Term Line of Credit provided by Esenjay Investments LLC, owned by Flux Power’s largest shareholder and other lenders, were $11.6M, due June 30, 2020, and two second short-term borrowings were $1.9M.

Flux Power continues to seek additional capital through private placements of convertible debt and/or equity securities, and public offerings of our equity, to fund operations.

About Flux Power Holdings, Inc. (www.fluxpower.com)

Flux Power develops advanced lithium-ion batteries for commercial and industrial uses, including its first-ever UL 2271 Listed lithium-ion “LiFT Pack” forklift batteries. Flux Power solutions utilize its proprietary battery management system and in-house engineering and product design. Flux Power batteries deliver improved performance, extended cycle life and lower total cost of ownership than legacy lead-acid solutions. Flux Power sells primarily to lift equipment OEMs, their dealers and battery distributors. Products include advanced battery packs for motive power in the lift equipment and airport ground service markets, and other commercial and industrial applications.

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified by the use of “believes,” “expects” or similar expressions. Forward-looking statements involve a number of estimates, assumptions, risks and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include the development and success of new products; projected sales; the Flux Power’s ability to timely obtain UL Listing for its products; the Flux Power’s ability to fund its operations; distribution partnerships and business opportunities and the uncertainties of customer acceptance of current and new products; Flux Power’s ability to comply with the terms of the outstanding loans with various lenders; Flux Power’s ability to avoid disruption in its business and operations as a result of the COVID-19 pandemic, including suspension of manufacturing operations, customer demand, the length of its sales cycles, disruptions in its supply chain, lower the operating efficiencies at its facility, worker shortages and declining staff morale, and other unforeseen disruptions. Actual results could differ from those projected due to numerous factors and uncertainties.

Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in the Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar.

These forward-looking statements are made as of the date of this news release, and the Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected. Any disruption in the Company’s manufacturing operations would have a material adverse effect on the Company’s business and would impede the Company’s ability to manufacture and ship products to its customers in a timely manner, or at all. The effect of the COVID-19 pandemic and its associated restrictions may adversely impact many aspects of the Company’s business, including customer demand, the length of its sales cycles, disruptions in its supply chain, lower the operating efficiencies at its facility, worker shortages and declining staff morale, and other unforeseen disruptions. The demand for the Company’s products may significantly decline as COVID-19 continues to spread and as its customers suffer losses in their businesses. The supply of the Company’s raw materials and its supply chain may be disrupted and adversely impacted by the pandemic.

Flux, Flux Power and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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Media & Investor Relations:

Justin Forbes

877-505-3589

info@fluxpower.com

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Q3 2020	Q3 2019

Net revenue	$5,051,000	$1,751,000
Cost of sales	4,402,000	1,690,000
Gross profit	649,000	61,000

Operating expenses:
Selling and administrative expenses	2,584,000	2,421,000
Research and development	1,527,000	1,364,000
Total operating expenses	4,111,000	3,785,000

Operating loss	(3,462,000)	(3,724,000)

Other income (expense):
Interest expense, net	(503,000)	(90,000)

Net loss	$(3,965,000)	$(3,814,000)

Net loss per share - basic and diluted	$(0.78)	$(0.75)

Weighted average number of common shares outstanding - basic and diluted	5,107,845	5,076,967